JOINT VENTURE AGREEMENT

THIS AGREEMENT is made as of the 20th day of February, 2013, by and between Dynamic Ventures Corp., a Delaware corporation, having offices at 8776 E. Shea Blvd., Suite B3A-615, Scottsdale, Arizona 85260 ("DYNV"); Dr. Ross, an LLP having an address at ______________ ("Dr. Ross") and J&J Construction Remodeling, Inc. having offices at 125 E. 13th St., #1104, Chicago, IL 60605 ("J&J") hereinafter referred to together as the "Joint Venturers".

WHEREAS the parties to this Agreement wish to establish a joint venture to provide construction and clean up services for victims of Hurricane Sandy (the "Joint Venture").

WHEREAS, the parties intend to form a limited liability company (the "LLC") to operate the Joint Venture, the members of which shall be the Joint Venturers.

WHEREAS, the parties desire to operate the Joint Venture in accordance with the terms set forth below until such time as the Operating Agreement of the LLC is executed.

WHEREAS, it is anticipated that Dr. Ross will provide the necessary system for sale, electronic, marketing and execution of the services to be provided by the Joint Venture and certain related Intellectual Property.

WHEREAS, it is anticipated that DYNV will provide its worldwide market knowledge and business expertise in retaining the necessary different trades to perform the construction and cleanup work.

WHEREAS, it is anticipated that J&J will provide logistics services as well as its line of credit for use by the Joint Venture.

NOW IT IS agreed as follows:

1. BUSINESS AND PLACE OF BUSINESS OF THE JOINT VENTURE

1.1 The business of the Joint Venture shall unless otherwise determined between the parties be conducted at ______________________________.

1.2 The business of the Joint Venture shall be carried on within the State of New York and surrounding area devastated by super storm Sandy.

2. TERM

The term of the Joint Venture shall commence on February 20, 2013 and continue until the Operating Agreement is executed and thereafter the terms of the Operating Agreement shall be binding upon the Joint Venturers. (the "Term"). This Agreement may terminate earlier with the agreement of all the Joint Venturers if the business for which the Joint Venture is established is completed before the expiry of the Term.

3. CONTRIBUTIONS BY THE PARTIES

3.1 The initial contributions of the parties shall be as follows:

(a) DYNV shall contribute its worldwide market knowledge and business expertise in retaining the necessary different trades to perform the construction and cleanup work. In addition, J&J and Dr Ross shall serve as consultants to DYNV and DYNV shall issue to each of J&J and Dr Ross a contribute securities under it Awards Plan, the type, vesting and amount of such securities shall be agreed to by the Joint Venturers.

(b) J&J shall be responsible for all logistics needs of the Joint Venture and shall contribute access to its $2,000,000 line of credit for use by the Joint Venture in fulfilling its business purpose. On the date hereof, J&J shall deposit Two Hundred Thousand Dollars ($200,000) in escrow with the law firm of Gracin & Marlow, LLP to be utilized by the Joint Venture solely for the purposes set forth herein.

(c) Dr. Ross shall contribute the necessary system for sale, electronic, marketing and execution of the services to be provided by the Joint Venture and certain related Intellectual Property.

Thereafter, any future contributions shall be as agreed between the parties from time to time.

4. ACCOUNTS

4.1 The parties shall at all times maintain accurate and complete accounting records and other financial records in respect of the Joint Venture in accordance with the requirements of all applicable laws and generally accepted accounting principals applicable in the United States.

4.2 Management accounts containing such information as each party shall reasonably require shall be prepared and dispatched to the parties on a basis to be agreed between the parties.

4.3 The profits and losses of the Joint Venture shall be shared among the Joint Venturers equally, each receiving one third of the profits and losses.

5. MANAGEMENT OF THE JOINT VENTURE

5.1 It is anticipated that the Joint Venturers will form a limited liability company to manage the affairs of the Joint Venture and that DYNV will be the manager of such entity. Until such time as the LLC is established, DYNV shall be appointed as the Venture Manager (the "Venture Manager") which shall be responsible for the management of the Joint Venture.

5.2 The Venture Manager shall not receive any additional remuneration for its services as Venture Manager.

5.3 Each Joint Venturer shall be bound by any action taken by the Venture Manager in good faith under this Agreement.

5.4 The Venture Manager shall not be liable for any error in judgment or any mistake of law or fact or any act done in good faith in the exercise of the power and authority as Venture Manager, but shall be liable for gross negligence or willful default.

6. PROMOTION OF THE JOINT VENTURE

6.1 Each of the parties to this Agreement covenants with the other(s) to use its best efforts to promote and develop the business of the Joint Venture to the best advantage in accordance with good business practices and the highest ethical standards.

6.2 Except with the consent of the other Joint Venturer(s), each party undertakes that it will not, for the term of this Agreement solicit, canvas or endeavor to entice away any customers or employees of the other Joint Venturer(s).

7. CONFIDENTIALITY AND NON-COMPETE

7.1 Each of the parties shall at all times use its best endeavors to keep confidential any information of a confidential nature which it may acquire in relation to the Joint Venture or in relation to the clients, business or affairs of the other Joint Venturer(s) and shall not use or disclose such information except with the consent of the other Joint Venturer(s). The parties shall use all reasonable endeavors to ensure that the employees of each of them shall observe a similar obligation of confidence.

7.2 The obligations of each of the parties contained in this clause 7 shall continue without limit of time but shall cease to apply to any information coming into the public domain provided always that nothing contained in this clause shall prevent any party from disclosing any such information to the extent required in or in connection with legal proceedings arising out of this Agreement or any matter relating to or in connection with the Joint Venture.

7.3 For a period commencing on the date hereof and ending one (1) year after the date of termination of this Agreement (the "Non-Competition Period"), none of the Joint Venturers shall, directly or indirectly, either for itself or himself or any other person, own, manage, control, materially participate in, invest in, permit his name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise provide services that are directly competitive with the services being provided by the Joint Venture at the time of termination (collectively, a "Competitor").

7.4 During the Non-Competition Period, none of the Joint Venturers shall, directly or indirectly, induce or attempt to induce or aid others in inducing anyone working at or for the other Joint Venturers or the Joint Venture to cease working at or for the other Joint Venturers or

the Joint Venture, or in any way interfere with the relationship between the other Joint Venturers or the Joint Venture and anyone working at or for the other Joint Venturers or the Joint Venture.

8. INTELLECTUAL PROPERTY RIGHTS

8.1 Each party may use the trademarks or any trade names or other intellectual property of the other Joint Venturers for the purposes of carrying out this Agreement but only as expressly authorized by the Joint Venturer in whom ownership of the intellectual property is vested and nothing shall be done which may damage or endanger the trademarks or other intellectual property of any other Joint Venturer.

8.2 Each party acknowledges that it has no rights in respect of the trademarks or any trade names or other intellectual property of the others except as provided in clause.

8.3 Such rights are, and shall remain, vested in the owner of the intellectual property.

9. TERMINATION

9.1 This Agreement shall continue in full force and effect for the Term (or earlier by agreement in accordance with clause 2 or until terminated in accordance with the provisions of this clause 9. Termination shall not affect any provision of this Agreement expressed to have effect after termination or any rights which any party may have against the other party subsisting at the time of termination.

9.2 Any of the parties shall be entitled to terminate this Agreement forthwith by notice in writing if any of the termination events set out below shall occur. The notice shall be served upon the party to which the event or events relate and copies of the notice shall be given to all other parties to this Agreement (if any). The effect of the notice shall be to terminate this Agreement as between the party served (the "Terminatee") and the remaining party or parties, but this Agreement shall continue in full force and effect as between the remaining parties if more than one, but not if otherwise. The termination events are if:

(a) any party commits a material breach of this Agreement and, in the case of a breach capable of being remedied, fails to remedy it within 30 days after being given notice by any other party to do so; or

(b) any party commits a material breach of this Agreement which cannot be remedied under any circumstances; or

(c) any party being a company, shall go into liquidation whether compulsory or voluntary (except for the purposes of reconstruction or amalgamation) or any party shall have an administrator appointed, or shall have a receiver or administrative receiver appointed over any part of its assets or undertaking; or

(d) any party being an individual shall be adjudged bankrupt or shall die or become a patient for the purposes of any statute relating to mental health; or

(e) any party ceases, or threatens to cease, to carry on business.

9.3 Where this Agreement is terminated as between any party in accordance with this clause 9 but continues in full force and effect as between the remaining parties, a profit and loss account and balance sheet shall be prepared as at the date of termination and the value of the share and interest of the Terminatee in the Joint Venture as brought out in such balance sheet shall be payable to the Terminatee.

9.4 Where this Agreement is terminated between all parties in accordance with this clause 9 a profit and loss account and balance sheet shall be prepared as at the date of termination and the value of the share and interest of each Joint Venturer in the Joint Venture as brought out in such balance sheet shall be payable to each party.

10. NO PARTNERSHIP

The relationship between the Joint Venturers shall be limited to the performance of the terms and conditions of this Agreement. Nothing herein shall be construed to create a general partnership between the Joint Venturers, or to authorize any Venturer to act as a general agent for another, or to permit any Joint Venturer to bind the other except as set forth in this Agreement, or to borrow money on behalf of another Joint Venturer, or to use the credit of any Joint Venturer for any purpose.

11. ASSIGNATION

This Agreement and all rights under it or any interest in the Joint Venture may not be assigned or transferred without the prior written consent of the Joint Venturers hereto.

12. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Joint Venturers pertaining to the subject matter contained in it, and supersedes all prior agreements, representations, warranties and understandings of the parties. No supplement, variation or amendment of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether similar or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless in writing signed by the party making the waiver.

13. FORCE MAJEURE

No party shall be liable to the other(s) for any failure to perform any obligation under this Agreement which is due to an event beyond the control of such party including, but not limited to, act of God, war, insurrection, riot, civil unrest, act of civil or military authority. Any party affected by such event shall forthwith inform the other party(s) of the same in writing and shall use all reasonable endeavors to comply with the terms of this Agreement.

14. NOTICES

Any notices or other communications under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefore; one day after being sent by Federal Express or similar overnight delivery; or three day after being mailed by registered or certified mail, postage prepaid, to a party hereto at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party to this Agreement.

15. ARBITRATION

Any claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association.

16. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Arizona.

IN WITNESS WHEREOF these presents are executed as follows:

DYNAMIC VENTURES, INC.

By: ____________________
Name: PAUL KALKBRENNER
Title: CEO

J&J CONSTRUCTION REMODELING, INC.

By: ____________________
Name: Lernie Jones
Title: President

Digitally signed by Van
DN: cn=Van, o, ou,
email=ttot18@gmail.com, c=US
Date: 2013.02.27 16:17:32
-06'00'

____
DR. ROSS